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                                                                     EXHIBIT 3.1

                  RESTATED CERTIFICATE OF INCORPORATION OF
                            MATRIA HEALTHCARE, INC.



         Matria Healthcare, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. This is the Restated Certificate of Incorporation of Matria Healthcare, Inc., which was originally incorporated under the name "Tokos/Healthdyne Acquisition Company, Inc." The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on October 4, 1995. A Certificate of Amendment of Tokos/Healthdyne Acquisition Company, Inc. changing its name from "Tokos/Healthdyne Acquisition Company, Inc." to "Matria Healthcare, Inc." was filed with the Secretary of State on February 1, 1996. A Certificate of Ownership and Merger merging Tokos Medical Corporation (Delaware), a Delaware corporation, and Healthdyne, Inc., a Georgia corporation, with and into Matria Healthcare, Inc. was filed with the Secretary of State on March 8, 1996.

         2. This Restated Certificate of Incorporation was duly adopted by the board of directors of the corporation without a vote of the stockholders in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented. There is no discrepancy between the provisions of the Certificate of Incorporation of the corporation as heretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation, which are as follows:



                                   ARTICLE I.

         The name of the Corporation is Matria Healthcare, Inc. (the "Corporation").



                                  ARTICLE II.

         The name and address of the registered agent of the Corporation in the State of Delaware are:

                 The Corporation Trust Company
                 1209 Orange Street
                 Wilmington, New Castle County, Delaware 19801

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                                  ARTICLE III.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



                                  ARTICLE IV.

         The Corporation shall have authority to issue 150,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of Preferred Stock, par value $0.01 per share.



                                   ARTICLE V.

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix by resolution the designations, powers, preferences and relative, participating, optional or other special rights (including voting rights, if any, and conversation rights, if any), and qualifications, limitations or restrictions thereof, of any such series of Preferred Stock, and the number of shares constituting any such series, or all or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such shares then outstanding. Except as otherwise provided (i) by law, (ii) by this Certificate of Incorporation as amended from time to time, or (iii) by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, (a) the Common Stock shall possess the full voting power of the Corporation and (b) the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.



                                  ARTICLE VI.

         The business and affairs of the Corporation shall be managed and controlled by a Board of Directors. The number of directors constituting the Board of Directors shall be fixed, initially, by the Bylaws of the Corporation; thereafter the number of directors shall be fixed or altered exclusively by resolutions adopted by the Board of Directors. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term of office of Class I directors shall expire at the 1996 annual meeting of stockholders; of Class II directors at the 1997 annual meeting of stockholders; and of Class III directors at the 1998 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose terms of office expire in that year shall be elected to hold office for a term of three years. Each director shall hold office until his successor is





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elected and qualified or until his earlier resignation.  No decrease in the number of directors shall shorten the term of any incumbent director. Elections of directors need not be by ballot unless the Bylaws so provide.



                                  ARTICLE VII.

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the restrictions, if any, contained in the Bylaws of the Corporation, and subject to the further restriction that, until three years from March 8, 1996, Articles VI and VII of this Certificate and Sections 3.2, 3.14 and 3.15 of the Bylaws can only be amended by the affirmative vote of the holders of at least 66-2/3% of the Common Stock of the Corporation.



                                 ARTICLE VIII.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. The Corporation is authorized to provide by Bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.


                                  ARTICLE IX.

         Any action required or permitted to be the taken by holders of stock of the Corporation must be taken at a meeting of such holders and may not be taken by consent in writing, except (i) as permitted by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, or (ii) for the purposes of approving, authorizing or adopting any action or proposal theretofore approved, authorized or adopted by the Board of Directors.





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         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by J. Brent Burkey, its authorized officer this 29th day of March, 1996.

                            MATRIA HEALTHCARE, INC.



                            By:   /s/ J. Brent Burkey
                                  ------------------------------------------
                                  J. Brent Burkey
                                  Senior Vice President, General Counsel and
                                  Secretary





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